                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CROSS TIMBERS OIL COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]
    CROSS TIMBERS OIL COMPANY
    -------------------------------------------------------------------------

    810 Houston Street, Suite 2000
    Fort Worth, Texas 76102

April 18, 2000

Dear Stockholder:

   On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders to be held in the Trinity Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, on Tuesday, May 16, 2000 at 10:00 a.m. local time.

   Matters to be voted upon are listed in the accompanying Notice of Annual Meeting. Additionally, we will review the Company's operating results for 1999 and our plans for the year ahead.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE TAKE A MOMENT TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY PRIOR TO OR AT THE MEETING AND VOTE IN PERSON.

Sincerely,


/s/ BOB R. SIMPSON                        /s/ STEFFEN E. PALKO

Bob R. Simpson                            Steffen E. Palko
Chairman of the Board and                 Vice Chairman and
Chief Executive Officer                   President

    Cross Timbers Oil Company
    -------------------------------------------------------------------------
[LOGO OF CROSS TIMBERS OIL]

    810 Houston Street, Suite 2000
    Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 16, 2000

To the Stockholders of Cross Timbers Oil Company:

   The Annual Meeting of Stockholders of Cross Timbers Oil Company will be held on Tuesday, May 16, 2000, at 10:00 a.m. local time, in the Trinity Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, for the following purposes:

   1. To elect three directors;

   2. To approve the 1999 Royalty Trust Option Plan; and

   3. To transact any other business that may properly come before the meeting or any adjournments thereof.

   By resolution of the Board of Directors, only stockholders of record as of the close of business on Friday, March 31, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting.

   Cross Timbers' Annual Report, including financial statements for the year ended December 31, 1999, accompanies this Proxy Statement.

   Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

   You are cordially invited to attend the meeting. Whether or not you plan to be present, please date and sign the accompanying proxy card exactly as your name appears thereon, indicating your votes by marking the appropriate ballot boxes, and return it promptly in the enclosed envelope.

            By Order of the Board of Directors,

            /s/ VIRGINIA ANDERSON

            Virginia Anderson
            Secretary

Fort Worth, Texas
April 18, 2000

[LOGO]
    CROSS TIMBERS OIL COMPANY
    -------------------------------------------------------------------------

    810 Houston Street, Suite 2000
    Fort Worth, Texas 76102

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2000

   This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Cross Timbers Oil Company for the Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000, and any adjournment thereof. We will begin mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 18, 2000. The purposes of the Annual Meeting are to elect three directors, approve the 1999 Royalty Trust Option Plan and to transact any other business that may properly come before the meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

   All stockholders of record of the Company's common stock ("Common Stock") and Series A Convertible Preferred Stock ("Preferred Stock") as of March 31, 2000 are entitled to vote at the Annual Meeting. As of that date, there were 46,784,899 shares of Common Stock and 1,138,729 shares of Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 2.16 votes (with any resulting fractional votes rounded to the nearest whole number) on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to vote cumulatively for the election of directors or on any other matter.

   The Board of Directors requests that you sign and return the proxy promptly, whether or not you plan to attend the Annual Meeting. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum.

   A proxy marked "abstain" on a matter will be considered to be represented at the Annual Meeting but not voted on such matter and will have the same effect as a vote "against" the matter. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be voted or considered as shares present on any matters for which such shares were not voted because the beneficial holder did not provide voting instructions (commonly referred to as "broker non-votes").

   If a proxy is properly signed and is not revoked by a stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the stockholder's instructions. If no specific voting instructions are designated, the shares will be voted as recommended by the Board of Directors.

   You may revoke a proxy at any time before it is voted at the Annual Meeting by signing and delivering a later-dated proxy relating to the same shares or by attending the Annual Meeting and voting in person. Otherwise, you must send written revocation of the proxy to the Secretary of the Company at its principal office, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.

COST OF SOLICITATION

   Cross Timbers will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Common Stock. Solicitations will be made primarily by mail, but certain directors, officers or other employees of Cross Timbers may solicit proxies in person, by telephone or by other means. Such persons will not receive special compensation for their solicitation services. Cross Timbers has engaged ChaseMellon Shareholder Services, L.L.C., to solicit proxies from brokers, banks, nominees and other institutional holders for a fee of $5,000 plus reimbursement for all reasonable out-of-pocket expenses.

ITEM 1. ELECTION OF DIRECTORS

   In accordance with Cross Timbers' Bylaws, the members of the Board of Directors are divided into three classes, in as equal number as possible, with staggered three-year terms. Each director's term of office continues until the third Annual Meeting of stockholders following his election to office and until a successor is duly elected and qualified. The terms of Class I, Class II and Class III directors expire at the Annual Meeting of stockholders in 2000, 2001 and 2002, respectively.

   The Board of Directors has nominated Steffen E. Palko and J. Luther King, Jr. for election as directors in Class I and Herbert D. Simons as a director in Class III. Each nominee has consented to serve for their nominated terms. Class I directors will serve for three-year terms continuing until the Annual Meeting in May 2003 and until their successors are elected and qualified. The new Class III director will serve the remaining two years of a three-year term continuing until the Annual Meeting in May 2002 and until his successor is elected and qualified. Messrs. Palko and King are currently serving as directors of Cross Timbers. Biographical information (including ages as of April 1, 2000) follows for each person nominated, as well as for each director whose term in office will continue after the Annual Meeting.

   The persons named on the accompanying proxy intend to vote in favor of the three nominees listed below. Should any one or more of these nominees become unavailable for election, the proxies may be voted with discretionary authority for any substitute recommended by the Board. Directors are elected by a majority of the votes of stockholders present in person or represented by proxy at the Annual Meeting.

   If all nominees are elected, the Board will comprise the following six members, of which four are nonemployee directors and two are directors who are executive officers of Cross Timbers, and one advisory director.

NOMINEES FOR DIRECTOR

-------------------------------------------------------------------------------
CLASS I           (Term expires 2003)
-------------------------------------------------------------------------------

STEFFEN E. PALKO  Age 49. Mr. Palko has been a director of Cross Timbers since
                  1990. A co-founder of the Company with Mr. Simpson, Mr. Palko has been Vice Chairman and President or held similar positions with the Company and its predecessors since 1986. Mr. Palko was Vice President-Reservoir Engineering of Southland Royalty Company (1984-1986) and Manager of Reservoir Engineering of Southland Royalty Company (1982-
                  1984).

J. LUTHER KING,   Age 59. Mr. King has been a director of Cross Timbers since
JR.               1991. Since 1979, Mr. King has served as President,
                  Principal and Portfolio Manager/Analyst of Luther King
                  Capital Management Corporation, an investment management firm of which Mr. King is the majority shareholder.
                  Previously, he was Vice President and Director of Lionel D.
                  Edie & Company, an investment management firm.

-------------------------------------------------------------------------------
CLASS III         (Term expires 2002)
-------------------------------------------------------------------------------

HERBERT D. SIMONS Age 64. Mr. Simons was an associate and partner in the law firm of Butler & Binion, L.L.P., where he specialized in Federal income tax law from 1963 through 1999. He is presently a tax attorney with the law firm of Winstead Sechrest & Minick P.C. in an of counsel position. Mr. Simons is a Certified Public Accountant, and he served as a member of the Rice University Accounting Council from 1981 until 1996.

DIRECTORS CONTINUING IN OFFICE

-------------------------------------------------------------------------------
CLASS II          (Term expires 2001)
-------------------------------------------------------------------------------

BOB R. SIMPSON    Age 51. Mr. Simpson has been a director of Cross Timbers
                  since 1990. A co-founder of the Company with Mr. Palko, Mr.
                  Simpson has been Chairman since July 1, 1996 and has been Chief Executive Officer or held similar positions with the Company and its predecessors since 1986. Mr. Simpson was Vice President of Finance and Corporate Development of
                  Southland Royalty Company (1979-1986) and Tax Manager of
                  Southland Royalty Company (1976-1979).

SCOTT G. SHERMAN  Age 66. Mr. Sherman has been a director of Cross Timbers since 1990. Mr. Sherman has been sole owner of Sherman Enterprises, a personal investment firm, for the past 13 years. Previously, Mr. Sherman owned and operated Eaglemotive Industries, an automotive parts manufacturing company, for 18 years.

-------------------------------------------------------------------------------
CLASS III         (Term expires 2002)
-------------------------------------------------------------------------------

JACK P. RANDALL   Age 50. Mr. Randall has been a director of Cross Timbers
                  since 1997. He is the president and co-founder of Randall &
                  Dewey, Inc., an oil and gas consulting firm. Prior to that, he was with Amoco Production Company (1975-1989) where he was Manager of Acquisitions and Divestitures for seven years. Mr. Randall is a member of the Board of Directors of Esenjay Exploration, Inc.

ADVISORY DIRECTOR

   In May 1998, Dr. Lane G. Collins was elected by the Board of Directors to serve as an advisory director to the Board. An advisory director attends Board of Director meetings and meetings of Committees on which he serves, but is not entitled to vote. Dr. Collins also serves in an advisory capacity with the Audit and Compensation Committees. Dr. Collins, age 59, is a professor of accounting at Baylor University, where he has taught since 1978. Prior to that, Dr. Collins taught for five years at the University of Southern California, where he earned his doctorate in business administration.

DIRECTORS' COMPENSATION, BOARD MEETINGS AND COMMITTEES

   Directors who are also employees of Cross Timbers receive no additional compensation for service on the Board of Directors. During 1999 each nonemployee director received 3,375 shares of Common Stock as compensation for services as director to the Company and was also granted an option to purchase 2,250 shares of Common Stock pursuant to the 1998 Stock Incentive Plan. As advisory director, Dr. Collins received 1,688 shares of Common Stock and an option to purchase 1,125 shares of Common Stock pursuant to the 1998 Stock Incentive Plan. Effective July 1, 1999, the Board of Directors approved a resolution that changed the form of a portion of the non-employee directors' compensation. The number of shares subject to an annual option grant was increased from 2,250 to 2,700. Also, instead of performance share grants, non-employee directors will receive quarterly payments totaling $50,000 per year. The advisory director will receive quarterly payments totaling $25,000 per year. In the second half of 1999, Messrs. King, Randall and Sherman received two payments of $12,500 and Dr. Collins received two payments of $6,250.

   The Board of Directors held six meetings during 1999. Additionally, management frequently discusses Company matters with the directors on an informal basis. All directors attended at least 75 percent of the aggregate number of meetings of the Board and the Committees on which they served during 1999. The Board of Directors does not have a nominating committee. The permanent committees of the Board, number of meetings held during 1999, current membership and functions are as follows:

   AUDIT COMMITTEE (one meeting)--J. Luther King, Jr., Chairman, and Scott G. Sherman. The primary functions of the Audit Committee are to monitor the Company's internal accounting controls, review financial statements and related information, and review the services and fees of the independent auditors.

   COMPENSATION COMMITTEE (four meetings)--Scott G. Sherman, Chairman, and J. Luther King. The primary functions of the Compensation Committee are to establish and approve the terms of employment of the Chairman and Vice Chairman and to review and approve management's recommendations concerning compensation of the other executive officers and certain other employees. The Compensation Committee also grants all stock options and royalty trust options and makes all decisions regarding interpretations of the Company's stock incentive and royalty trust option plans.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth as of February 1, 2000, the beneficial ownership of Common Stock by directors, the executive officers named in the Summary Compensation Table, all directors and executive officers as a group, and all persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                      COMMON STOCK BENEFICIALLY OWNED (A)
                                                      ----------------------------------------
   NAME                                                  NUMBER OF SHARES         PERCENT
   -------------------------------------------------- ----------------------   ---------------
   DIRECTORS AND EXECUTIVE OFFICERS (B):
   Bob R. Simpson (c)................................         1,520,006               3.2%
   Steffen E. Palko (c)..............................           985,049               2.0
   J. Luther King, Jr. (d)...........................           273,325                 *
   Jack P. Randall...................................            29,450                 *
   Scott G. Sherman (e)(f)...........................           119,088                 *
   Herbert D. Simons.................................            95,185                 *
   Louis G. Baldwin (c)..............................           200,358                 *
   Keith A. Hutton (c)...............................           183,277                 *
   Vaughn O. Vennerberg, II (c)......................           136,223                 *
   J. Richard Seeds (c)(e)...........................            52,731                 *
   Directors and executive officers as a group
    (15 persons) (c).................................         4,090,340               8.4
   CERTAIN BENEFICIAL OWNERS:
   Demeter Holdings Corporation (g)..................         5,174,113              10.6
   c/o Charlesbank Capital Partners, LLC
   600 Atlantic Ave, 26th Floor
   Boston, MA 02210
   Baron Capital Group, Inc. (h).....................         2,766,050               5.7
   767 Fifth Avenue, 24th Floor
   New York, NY 10153

  ------------------------------
*  Less than 1%

(a) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(b) Includes options, issued under the Company's Stock Incentive Plans that are exercisable within 60 days of February 1, 2000, to acquire Common Stock, as follows: Mr. Simpson, 45,000; Mr. Palko, 25,800; Mr. King, 4,950; Mr. Randall, 2,700; Mr. Sherman, 18,450; Mr. Baldwin, 10,500; Mr. Hutton, 52,900; Mr. Vennerberg, 32,985; Mr. Seeds, 1,350; all directors and executive officers as a group, 310,385.

(c) Includes Common Stock that may be deemed to be beneficially owned pursuant to the terms of the Cross Timbers Oil Company 401(k) Plan that was held by such plan as of December 31, 1999.

(d) Includes 150,000 shares owned by LKCM Investment Partnership ("Investment Partnership"). Mr. King is the general partner and portfolio manager of the Investment Partnership. Mr. King is president of Luther King Capital Management Corporation, which is the investment advisor of the Investment Partnership. Luther King Capital Management Corporation and an affiliated company are also limited partners of the Investment Partnership. Mr. King has the power to direct the voting and disposition of these shares.

(e) Includes shares of Common Stock that would be beneficially owned upon conversion of the Company's Series A Convertible Preferred Stock as follows: Mr. Sherman (owned by the Scott Sherman Family Limited Partnership), 69,263; Mr. Seeds, 3,473; all directors and executive officers as a group, 72,736.

(f) Includes 21,250 common shares owned by the Scott Sherman Family Limited Partnership.

(g) As reported on Schedule 13G/A filed as of February 14, 2000, Demeter Holdings Corporation ("Demeter") through its wholly owned subsidiary, White River Corporation, has the sole power to vote and dispose of 5,174,113 shares, subject to an investment management agreement between Charlesbank Capital Partners, LLC and Harvard University. Demeter is a wholly owned subsidiary of the endowment fund of Harvard University.

(h) As reported on Schedule 13G/A filed as of February 11, 2000, Baron Capital Group, Inc. has shared power to vote and dispose of 2,766,050 shares.

Executive Compensation

  The table below provides information with respect to the Chief Executive Officer of the Company, the four other most highly compensated executive officers of the Company as of December 31, 1999, and one additional person who was among the four most highly compensated executive officers in 1999, but who was not serving as an executive officer of the Company on December 31, 1999.

Summary Compensation Table
-------------------------------------------------------------------------------------------------
                            Annual Compensation            Long-Term Compensation
                            ----------------------------   -------------------------
                                                                         Securities
                                                           Restricted    Underlying
                                            Other Annual   Stock         Options/    All Other
Name and                    Salary  Bonus   Compensation   Award(s)      SARs        Compensation
Principal Position     Year ($)     ($)     ($)(a)         ($)           (#)         ($)(b)
------------------     ---- ------- ------- ------------   ------------- ----------- ------------
Bob R. Simpson         1999 533,333 600,000       --         514,688 (c) 210,526 (d)    19,956
 Chairman of the       1998 481,250 525,000       --         720,000 (e) 225,000 (f)    17,107
 Board and Chief       1997 404,167 350,000       --       1,595,250 (g) 225,000 (f)    18,187
 Executive Officer

Steffen E. Palko       1999 395,000 350,000       --         343,125 (c) 168,421 (d)    19,080
 Vice Chairman         1998 361,667 310,000       --         360,000 (e) 129,000 (f)    19,080
 and President         1997 317,083 225,000       --         797,625 (g) 129,000 (f)    14,793

Louis G. Baldwin       1999 181,917 107,000       --         171,563 (c) 105,263 (d)    10,000
 Executive Vice
  President            1998 165,250  92,000       --              --      52,500 (f)    10,000
 and Chief Financial
  Officer              1997 151,432  93,000       --              --      52,500 (f)     9,500

Keith A. Hutton        1999 208,750 130,000       --         299,063 (h) 115,789 (d)    10,000
 Executive Vice        1998 177,083 105,000       --              --      80,000 (f)    10,000
 President-Operations  1997 134,495 103,000       --              --      63,000 (f)     9,500

Vaughn O. Vennerberg,
 II                    1999 188,333 110,000       --         171,563 (c) 110,263 (d)    10,000
 Executive Vice        1998 161,667 100,000       --              --      67,500 (f)    10,000
 President-
  Administration       1997 127,215 103,000       --              --      52,500 (f)     9,500

J. Richard Seeds (i)   1999 202,500 100,000   120,000 (j)         --     147,368 (d)    10,000
 Retired               1998 235,833 165,000       --         216,000 (e) 145,000 (f)    10,000
                       1997 106,667 100,000       --              --      75,000 (f)     9,500

--------
(a) Amounts do not include perquisites and other personal benefits, securities or property, because the total annual amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.
(b) Includes Company 401(k) Plan contributions for each officer of $10,000, $10,000 and $9,500 during 1999, 1998 and 1997, respectively. The remaining amounts for Messrs. Simpson and Palko represent life insurance premiums paid by the Company.
(c) Represents the value of 45,000, 30,000, 15,000 and 15,000 performance shares of Common Stock granted on November 16, 1999 to Messrs. Simpson, Palko, Baldwin and Vennerberg, respectively, pursuant to the 1998 Stock Incentive Plan. The shares are valued at $11.4375, the closing Common Stock price on November 16, 1999. These shares vest when the stock price first closes at or above $16.00. As of April 18, 2000 these performance shares have not vested. Including performance shares granted in 1998 and based on the December 31, 1999 closing price of $9.0625, Mr. Simpson's restricted stock holdings of 85,000 shares had a year-end value of $770,313, Mr. Palko's restricted stock holdings of 50,000 shares had a year-end value of $453,125, Mr. Baldwin's and Mr. Vennerberg's restricted stock holdings of 15,000 shares each had a year-end value of $135,938. Quarterly Common Stock dividends are paid to holders of performance shares.

(d) Represents Hugoton Royalty Trust Units underlying options.

(e) Represents the value of 40,000, 20,000 and 12,000 performance shares of Common Stock granted on May 19, 1998 to Messrs. Simpson, Palko and Seeds, respectively, pursuant to the 1997 Stock Incentive Plan. The shares are valued at $18.00, the closing Common Stock price on May 19, 1998. These shares vest when the stock price first closes at or above $22.50. As of April 18, 2000, these performance shares have not vested. Mr. Seeds' shares were forfeited upon his retirement. Quarterly Common Stock dividends are paid to holders of performance shares.

(f) Represents shares of Common Stock underlying options.

(g) Represents the value of 54,000 and 27,000 performance shares of Common Stock granted on May 20, 1997 and 54,000 and 27,000 performance shares of Common Stock granted on October 1, 1997 to Messrs. Simpson and Palko, respectively, pursuant to the 1997 Stock Incentive Plan. The performance shares granted on May 20, 1997 vested when the stock price closed at or above $16.67 on October 1, 1997; at that time, the additional 54,000 and 27,000 performance shares were granted that vested when the stock price closed at or above $20 on March 26, 1998. The shares are valued in the above table at $12.58 and $16.96, the closing Common Stock price on the grant dates of May 20, 1997 and October 1, 1997, respectively.

(h) Represents the value of 10,000 performance shares of Common Stock granted effective October 1, 1999 and 15,000 performance shares of Common Stock granted on November 16, 1999, pursuant to the 1998 Stock Incentive Plan. The performance shares granted effective October 1, 1999 are valued at $12.75, the closing Common Stock price on October 1, 1999. These shares vest when the stock price first closes at or above $16.00. The performance shares granted on November 16, 1999 are valued at $11.4375, the closing Common Stock price on November 16, 1999. These shares vest when the stock price first closes at or above $16.00. As of April 18, 2000, these performance shares have not vested. Based on the December 31, 1999 Common Stock closing price of $9.0625, these restricted stock holdings of 25,000 shares had a year-end value of $226,563. Quarterly Common Stock dividends are paid to holders of performance shares.

(i) Mr. Seeds became an employee of the Company in May 1997. He retired on September 30, 1999. All unexercised options that Mr. Seeds received while he was an executive officer of the Company expired on December 31, 1999.

(j) Represents consulting fees paid to Mr. Seeds after his retirement.

STOCK INCENTIVE PLANS

   The Company adopted the 1991 Stock Incentive Plan ("the 1991 Plan"), the 1994 Stock Incentive Plan ("the 1994 Plan"), the 1997 Stock Incentive Plan ("the 1997 Plan") and the 1998 Stock Incentive Plan ("the 1998 Plan") to provide incentives for officers, other key employees and nonemployee directors. In 1998, the Company adopted the 1998 Royalty Trust Option Plan ("the 1998 Royalty Trust Plan") to provide incentives for key employees. In 1999, the Board of Directors approved the adoption of the 1999 Royalty Trust Option Plan ("the 1999 Royalty Trust Plan") subject to stockholder approval.

   Shown in the tables below are royalty trust option grants during 1999, and option values as of December 31, 1999 for officers named in the Summary Compensation Table.

HUGOTON ROYALTY TRUST OPTION GRANTS IN 1999

----------------------------------------------------------------------------
INDIVIDUAL GRANTS
------------------------------------------------------------
                                                             POTENTIAL
                                                             REALIZED VALUE
                                                             AT ASSUMED
                                                             ANNUAL RATES OF
                             PERCENTAGE                      UNIT PRICE
                  NUMBER OF  OF TOTAL                        APPRECIATION
                  SECURITIES OPTIONS                         FOR OPTION TERM
                  UNDERLYING GRANTED TO EXERCISE             (a)
                  OPTIONS    EMPLOYEES  PRICE     EXPIRATION ---------------
NAME              GRANTED    IN 1999    ($/SHARE) DATE       5% ($)  10% ($)
----------------  ---------- ---------- --------- ---------- ------- -------
Bob R. Simpson     210,526      16.7%     9.50      4/9/02   315,250 661,999
Steffen E. Palko   168,421      13.3%     9.50      4/9/02   252,200 529,600
Louis G. Baldwin   105,263       8.3%     9.50      4/9/02   157,625 331,000
Keith A. Hutton    115,789       9.2%     9.50      4/9/02   173,387 364,099
Vaughn O.
 Vennerberg, II    105,263       8.3%     9.50      4/9/02   157,625 331,000
J. Richard Seeds
 (b)               147,368      11.7%     9.50      4/9/02   220,674 463,399

---------------------
(a) Based on the fair market value at the date of grant and the stated annual appreciation rate, compounded annually, for the option term of three years. The assumed annual appreciation rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the trust units.
(b) Mr. Seeds' royalty trust options were forfeited on December 31, 1999 after his retirement.

12/31/99 OPTION VALUES

-----------------------------------------------------------------------------
                          NUMBER OF SHARES OF
                          COMMON STOCK UNDERLYING   NUMBER OF HUGOTON ROYALTY
                          UNEXERCISED STOCK OPTIONS TRUST UNITS UNDERLYING
                          AT 12/31/99 (#)           OPTIONS AT 12/31/99 (#)
                          ------------------------- -------------------------
NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------  ----------- ------------- ----------- -------------
Bob R. Simpson              45,000       180,000      210,526        --
Steffen E. Palko            25,800       103,200      168,421        --
Louis G. Baldwin            10,500        42,000      105,263        --
Keith A. Hutton             52,900        59,500      115,789        --
Vaughn O. Vennerberg, II    32,985        49,500      105,263        --
J. Richard Seeds             1,350           --           --         --

The exercise price of the unexercised stock options exceeded the 12/31/99 Common Stock closing price of $9.0625. The exercise price of the unexercised royalty trust options exceeded the 12/31/99 royalty trust unit closing price of $8.125.

COMPENSATION ARRANGEMENTS

   The Company's bonus plans are designed to reward employees for exceptional performance and significant contributions to the Company's success. Bonuses are generally paid annually or semiannually to employees in certain executive, professional, supervisory or other key management positions. All bonuses are dependent upon an employee's performance exceeding requirements and the Company's profitability and ability to provide returns to investors.

   The Company sponsors a 401(k) benefit plan that allows employees to contribute and defer a portion of their wages. All employees over 21 years of age and with at least one hour of service with the Company may participate. Employee contributions of up to 10% of wages are matched by the Company. Employee contributions vest immediately while the Company's contributions vest 100% after the earlier of five years of service or three consecutive years of participation in the plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

   In February 1995, Messrs. Simpson and Palko entered into new employment agreements effective March 31, 1995 and ending on December 31, 1995, which automatically continue from year to year thereafter until terminated by either party upon thirty days written notice prior to each December 31. Pursuant to these agreements, Messrs. Simpson and Palko each receive an annual base salary of at least $300,000. The Committee has increased the base salary each year, and in December 1999, the Committee increased the annual base salary of Messrs. Simpson and Palko to $625,000 and $450,000, respectively. Each employment agreement provides that the employee is entitled to participate in any incentive compensation program established by the Company for its executive officers, in a manner approved by the Committee. The employee also receives $2,000,000 of life insurance, participates in the group medical and disability insurance plans of the Company and currently receives a $1,600 per month automobile allowance, plus reimbursement for fuel, oil, maintenance and insurance costs for automobiles. The agreements are subject to early termination upon the death or disability of the employee, or for cause. If an agreement is terminated because of death or disability, the compensation payments continue for the term of the agreement, reduced by the amount of disability insurance paid to the employee. If an agreement is terminated for cause, as defined in the agreement, the Company is not required to make additional payments.

   The employment agreements further provide that the employee may terminate the agreement for "good reason," which means: failure to reelect the employee to his office, significant change in the employee's duties, reduction of or failure to provide typical increases in the employee's salary following a change in control of the Company, relocation of the employee to an office outside the Fort Worth/Dallas metropolitan area, breach of the agreement by the Company, or failure to maintain the employee's level of participation in the compensation and benefit plans of the Company. If the employee terminates his employment for good reason after a Change in Control (as defined below), or if the employee is terminated by the Company in anticipation of or following a Change in Control, the employee is entitled to a lump-sum payment of three times his most recent annual compensation. Such compensation includes annual management incentive compensation and planned level of annual perquisites, but generally excludes benefits received pursuant to the Company's stock incentive plans. In addition, the employee becomes fully vested in the Company's stock incentive plans upon any such termination. The lump-sum payment (including the value of full vesting in the Company's stock incentive plans) will be reduced to the maximum amount permitted under the Internal Revenue Code ("Code") that does not constitute a parachute payment, unless the employee elects to receive the full amount. (The Code defines a parachute payment as any severance payment, contingent upon a Change in Control, the aggregate present value of which is in excess of three times the employee's average annual compensation over the past five years.) If the termination for good reason occurs other than because of a Change in Control, the employee is entitled to severance pay in the amount that would have been paid him under the employment agreement had it not been terminated.

   A "Change in Control" of the Company under the employment agreements is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owner of more than 50% of the Company's issued and outstanding voting equity securities; a change in the majority of the Board of Directors occurs within a twelve-month period (unless approved by the vote of two-thirds of the directors still in office who were directors at the beginning of such twelve-month period); or a plan or agreement is adopted, approved or executed to dispose of all or substantially all the assets or outstanding Common Stock of the Company.

   In June 1997, the Board of Directors approved severance protection plans ("Severance Plans") for all employees of the Company. In February 2000, the Board of Directors amended the Severance Plans. Under the terms of the Severance Plans, as amended, an employee is entitled to receive a severance payment if a change of control in the Company occurs and the employee is terminated within two years of the change of control. The

Severance Plans will not apply to any employee that is terminated for cause or by an employee's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). Employees that are in the Company's management group are entitled to receive a severance payment if they are employed by the Company after a stated period following a change of control or if they are earlier terminated other than for cause. The Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents receive a severance payment after 45 days, all other officers receive a severance payment after three months, and all other members of the management group receive a severance payment after six months. If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and President will receive three times their annual salary and bonus, Executive Vice Presidents and Senior Vice Presidents will receive two and one-half times their annual salary and bonus, other officers will receive two times their annual salary and bonus, and other members of the management group will receive one and one-half times their annual salary and bonus. All officers and management group members will also receive 18 months medical, vision and dental benefits.

   The Severance Plans also provide that if officers or other management group employees are subject to the 20% parachute excise tax, then the Company will pay the employee under the Severance Plan an additional amount to "gross up" the payment so that the employee will receive the full amount due under the terms of the Severance Plan after payment of the excise tax. Also, all stock options and performance shares granted under any existing stock incentive plan will become vested.

   Messrs. Simpson and Palko, who have severance benefits under their employment agreements as described above, may elect, within ten days of their termination of employment, to receive severance benefits provided under the Severance Plans in lieu of, but not in addition to, the severance benefits under their employment agreements.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   In 1999, the Compensation Committee of the Board of Directors ("the Committee") was composed of Messrs. King and Sherman, both of whom are nonemployee directors of the Company. The Committee reviews the Company's executive compensation program, grants all stock and royalty trust options and makes all policy decisions regarding interpretations of the 1991 Plan, the 1994 Plan, the 1997 Plan, the 1998 Plan, the 1998 Royalty Trust Plan, and the 1999 Royalty Trust Plan. The overall policy of the Company's executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry.

   The Company participates in four major annual compensation surveys, prepared by independent consultants, that provide comparative compensation data for a broad group of domestic companies in the oil and gas industry. Guided by these surveys, compensation ranges are established and individual executive compensation is determined based upon the individual's responsibilities and performance. Participants in these surveys are not necessarily included in the Dow Jones Oil-Secondary Index, the industry index used by the Company in its Performance Graph. However, the Committee believes that these surveys provide the best available compensation data for the Company's most direct competition for executive talent.

   The Company generally sets its executive compensation at the upper range of cash compensation of executives with competitors having similar responsibilities. Adjustments are made to account for cases in which the responsibilities of Company executives appear to differ from the responsibilities of executives of the companies surveyed. The Company's base salaries have historically been set near the median, so that bonuses, primarily determined by individual performance, will constitute a substantial portion of cash compensation. Annual bonus and other compensation to executive officers are determined by subjective and quantitative analysis of both corporate and individual performance, rather than using a predetermined formula.

TAX DEDUCTION LIMITATION FOR EXECUTIVE COMPENSATION

   Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain requirements are met. During 1999, Mr. Simpson received compensation exceeding the maximum deductible amount. All of the Company's stock incentive plans are exempt under Section 162(m). Under exempt plans, the Company is entitled to the full tax deductions available when executive officers exercise their existing stock options or when their performance shares vest because compensation under exempt plans is not applied against the $1 million limit. The Committee intends to monitor compensation paid to the Company's executive officers so that the corporate tax deduction is maximized, while maintaining the flexibility to attract and retain qualified executives.

COMPENSATION OF THE CEO AND PRESIDENT

   The Committee sets the cash compensation of Messrs. Simpson and Palko. The Committee believes there is necessarily some subjectivity in setting cash compensation of the Company's executive officers and does not use predetermined performance criteria when setting such cash compensation. In determining appropriate cash compensation levels, the Committee subjectively and quantitatively analyzes the individual's performance, the performance of the Company and the individual's contribution to that performance. Specific factors considered in setting bonus levels include the Company's operational and financial results, success of the Company's acquisition and development programs, including significant proved reserve increases, and effective management of the Company's capital structure. The Committee also considers the executive's level and scope of responsibility, experience, and the compensation practices of competitors for executives of similar responsibility. The Committee does not establish predetermined maximum bonuses.

   The minimum salaries of Messrs. Simpson and Palko are set by employment contracts approved by the Committee, as described under "Employment and Severance Agreements" above. In setting 1999 bonuses for Messrs. Simpson and Palko, the Committee took into consideration their strategic direction and leadership and their success in increasing the Company's reserves in a time of substantially lower commodity prices. A portion of the 1999 bonuses were intended to recognize the success of Messrs. Simpson and Palko in achieving record gas production and record cash flow in 1999. In setting 1999 bonuses, the Committee also considered the Company's acquisition of substantial gas-producing properties in the Arkoma Basin and the initial public offering of Hugoton Royalty Trust Units for total proceeds to the Company of $148.6 million. These significant achievements increased stockholder value and laid the foundation for achieving above average production growth rates.

   The Committee relies heavily upon equity-based incentives, including stock options, royalty trust options, stock appreciation rights and performance shares to compensate the executive employees of the Company. The Committee believes that equity-based incentives encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Equity-based incentives awarded to Messrs. Simpson and Palko and other executive employees are based on the Committee's subjective evaluation of the employee's ability to influence the Company's long-term growth and profitability and to reward outstanding individual performance and contributions to the Company.

                            Compensation Committee:
                              J. Luther King, Jr.
                               Scott G. Sherman

Performance Graph

   Common Stock of the Company began trading publicly on May 12, 1993. The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock against the total return of the S&P 500 Index and the Dow Jones Oil-Secondary Index for the period of December 31, 1994 to December 31, 1999. The graph assumes that $100 was invested in Common Stock and each index on December 31, 1994 and that all dividends were reinvested.



                         [PERFORMANCE GRAPH]

                        CUMULATIVE TOTAL RETURN

                12/94    12/95   12/96    12/97    12/98    12/99

CROSS TIMBERS
 OIL COMPANY   100.00   119.84  173.17   260.59   119.18   144.59
S&P 500        100.00   137.58  169.17   225.61   290.09   351.13
DOW JONES OIL
 SECONDARY     100.00   115.70  142.57   151.84   110.88   125.34


   This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Relationships and Transactions with Management and Others

   In August 1998, the Board of Directors authorized the use of the Company's investment securities held in the Company's brokerage accounts to provide credit support for the margin accounts of the following executive officers:
Messrs. Simpson, Palko, Vennerberg, Baldwin, and former Executive Vice President J. Richard Seeds. The Board of Directors made this assistance available to avoid the executive officers having to sell their shares of Common Stock at depressed prices, to prevent downward pressure on the market price of the Common Stock as a result of sales by the executive officers, and to allow the executive officers to retain their shares and more closely align their interests with those of the Company's stockholders.

   This credit support was accomplished pursuant to a written agreement between the Company and each of the executive officers. The agreement also provides that at any time that the executive officer's account is receiving credit support from the Company's margin account, the officer may not purchase additional securities in his account or otherwise engage in any transaction that would increase the margin requirements for his account, or withdraw from any account any funds or securities. The Company agreed to pay the executive officers' indebtedness on their margin accounts in the event the value of the Common Stock in their margin accounts continued to decline and the executive officers failed to satisfy the debt.

   As a result of the continued decline of the market price of the Common Stock, in December 1998 the Board of Directors authorized the Company to lend funds directly to the executive officers to reduce their brokerage account margin debt. These loans are full recourse and due in five years. The notes bear interest at the Company's borrowing rates under its bank revolving credit agreement, which was 7.4% at March 1, 2000.

   The following table shows, for each executive officer that received credit support or a loan from the Company, the largest amount outstanding during 1999 and the amount outstanding as of March 1, 2000 of each executive officer's supported margin debt and each promissory note. The margin support agreements for Messrs. Palko and Seeds were terminated in June 1999 and September 1999, respectively, and Mr. Seeds paid the amount due on his loan as of March 1, 2000, as shown in the chart.

                          MARGIN DEBT               PROMISSORY NOTE
                          ------------------------- -------------------------
                          LARGEST     AMOUNT        LARGEST     AMOUNT
                          AMOUNT      OUTSTANDING   AMOUNT      OUTSTANDING
EXECUTIVE OFFICERS        OUTSTANDING MARCH 1, 2000 OUTSTANDING MARCH 1, 2000
------------------        ----------- ------------- ----------- -------------
Bob R. Simpson            $10,244,749  $9,190,492   $6,277,148   $6,313,487
Steffen E. Palko            2,958,229         --     1,121,639    1,128,342
Louis G. Baldwin              848,402     857,247      219,525      220,799
Vaughn O. Vennerberg, II      467,821     472,591          --           --
J. Richard Seeds              306,168         --        66,025            0

   Randall & Dewey, Inc. performed consulting services in 1998 in connection with the Company's acquisition of producing properties in Alaska's Cook Inlet. After the Company recovers its acquisition costs, including interest and subsequent property development and operating costs, Randall & Dewey, Inc. will receive, at its election, either a 20% working interest or a 1% overriding interest conveyed from the Company's 100% working interest in these properties. Randall & Dewey, Inc. also represented Merchant Resources #1 L.P. in its purchase on September 14, 1999 from the Company of certain oil and gas properties for $63.5 million. The Company's gas marketing subsidiary continues to market gas from some of the properties sold. Further, as a limited partner, the Company invested $600,000 in St. John's Operating #1 L.P., which is a limited partner in Merchant Resources #1 L.P., and in which Randall & Dewey is an indirect limited partner. The Company has also retained Randall & Dewey to assist it in selling certain properties located in West Texas and eastern New Mexico. Randall & Dewey will receive an advisory fee of $100,000, which will be credited against a transaction fee of $250,000 plus an incremental transaction fee equal to .75% of the actual sale price or exchange value received by the Company from the sale. Mr. Randall, a director of the Company, is the president and 50% owner of Randall & Dewey, Inc.

   During 1999, the Company incurred fees of $55,153 and expenses of $5,468 with the law firm of Friedman, Young & Suder. A principal of Friedman, Young & Suder is the son-in-law of Mr. Sherman, a director of the Company.

   On September 30, 1999, the Company entered into a consulting contract with Mr. Seeds for services to be provided through September 2000 for a monthly fee of $40,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires directors and officers of an issuer and persons who own more than 10% of any class of equity securities of an issuer to file initial reports of ownership and reports of changes in ownership of those equity securities with the Securities and Exchange Commission ("SEC") and the issuer's primary stock exchange. The SEC requires that copies of such reports be provided to the issuer. To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required, all applicable
Section 16(a) filing requirements with respect to the Common Stock were complied with during and for the year ended December 31, 1999.

   Since 1992, in reliance upon an SEC No-Action Letter, reports were not filed with respect to Cross Timbers Royalty Trust units by Cross Timbers' directors and officers other than Mr. Simpson, who has filed reports along with Cross Timbers as a member of a group that owns more than 10% of the trust units since 1996. Generally, the No-Action Letter assumed that, for purposes of Section 16 of the Exchange Act, a company that transferred royalty interests to a royalty trust was not the "issuer" of the trust units. Since that company was not the issuer, Section 16 did not apply to purchases and sales of trust units by its directors and officers.

   In 1999, the SEC stated that, for purposes of the Securities Act of 1933, Cross Timbers was an issuer of the Hugoton Royalty Trust, which began its initial public offering on April 8, 1999. As this decision was inconsistent with the assumption on which the No-Action Letter was based, and as the SEC would not orally confirm the validity of the No-Action Letter, Cross Timbers elected to begin filing ownership reports for its directors and officers with respect to the Cross Timbers Royalty Trust and the Hugoton Royalty Trust. Cross Timbers' directors and officers have filed reports regarding the Cross Timbers Royalty Trust and the Hugoton Royalty Trust since October 1999.

   Whether Cross Timbers' directors and officers are required to file ownership reports with respect to the two trusts is still an open issue. If the SEC were to decide that Cross Timbers' directors and officers were required to file ownership reports for Hugoton Royalty Trust and Cross Timbers Royalty Trust, all reports that would have been due before October 1999 would be considered late. Based on a review of all Forms 3, 4 and 5 and amendments thereto, Cross Timbers believes that its directors and officers have complied with all applicable Section 16(a) filing requirements with respect to the Cross Timbers Royalty Trust and Hugoton Royalty Trust.

ITEM 2. APPROVAL OF THE 1999 ROYALTY TRUST OPTION PLAN

   On August 3, 1999, the Compensation Committee (the "Committee") of the Board of Directors adopted the Cross Timbers Oil Company 1999 Royalty Trust Option Plan (the "1999 Royalty Trust Plan"), subject to stockholder approval at the 2000 Annual Meeting. The 1999 Royalty Trust Plan provides for the granting of options to purchase units of beneficial interest ("Units") in a royalty trust to be formed by the Company. A royalty trust may hold net overriding royalty interests (equivalent to net profits interests) carved out of certain oil and gas properties that are owned by the Company. At the time it establishes a royalty trust, the Company will transfer royalty interests to the trust in exchange for all of the units in the royalty trust. Under the 1999 Royalty Trust Plan, the Company may grant options to purchase Units in an aggregate amount that may not exceed the greater of (a) five percent of the initial market value of a royalty trust to be formed by the Company, or (b) $12,000,000 in fair market value on the date of grant. Following is a general description of the material features of the 1999 Royalty Trust Plan.

   Purpose. The purpose of the 1999 Royalty Trust Plan is to advance the interests of the Company by providing management the option to acquire at fair market value income yielding interests (the Units) in properties in which the Company shares economic interests. By sharing with the Company the economic benefits of certain properties that are managed by the Company, key employees are provided additional incentives in the success of the Company. Further, since the 1999 Royalty Trust Plan will allow participants in the plan to pay for the exercise of their options by tendering Cross Timbers Common Stock (see discussion below), it will provide greater liquidity to the participants so that they will not have to sell the Common Stock that they own on the open market.

   Administration. The 1999 Royalty Trust Plan will be administered by the Committee, which has the discretion to select the persons to receive options, the number of Units covered by each option, the term, exercise price and all other terms and conditions of each option. It is anticipated that approximately 10 employees will be eligible to receive options.

   Options. The term of an option will be established by the Committee, but in no event will the term be longer than three years. The Committee will determine at which time or times each option may be exercised.

The exercise price of each option will not be less than 100% of the fair market value of a Unit on the date the option is granted, and will be payable in cash or, unless the Committee determines otherwise, in shares of Cross Timbers Common Stock previously owned by the optionee. The aggregate maximum value of options that can be granted to any one individual under the plan will be one-sixth of the maximum amount that may be granted to all participants under the 1999 Royalty Trust Plan, valued at the fair market value on the date of grant. Unless otherwise determined by the Committee, the optionee may also satisfy any tax withholding obligations resulting from the exercise of an option by delivery to the Company of previously owned shares of Common Stock.

   In the event of termination of employment by reason of death, an option may thereafter be exercised by the optionee's estate, or by such person who acquires the right to exercise such option by inheritance, bequest or by reason of such optionee's death (to the extent it was then exercisable) for one year after such death. In the event of termination of employment by reason of permanent disability, an option may thereafter be exercised (to the extent it was then exercisable) within one year after such termination. In the event of termination of employment by reason of retirement, an option may thereafter be exercised (to the extent it was then exercisable) within three months thereafter. In the event of termination of employment by reason other than death, disability or retirement, options may be exercised within 30 days after termination, unless termination is for cause, and then the options terminate immediately.

   Adjustments. In the event of any recapitalization or similar change of a royalty trust with units that are subject to the 1999 Royalty Trust Option Plan, the number of units that are subject to the 1999 Royalty Trust Plan, the number of units subject to any outstanding options and the exercise price and any other relevant provisions of outstanding options will be appropriately adjusted by the Committee.

   Amendment; Termination. The Board of Directors may at any time suspend or terminate the 1999 Royalty Trust Plan or amend it in any respect, except that without stockholder approval, no amendment may increase the maximum number of Units subject to the 1999 Royalty Trust Plan.

   Sale/Repurchase Rights for Units. If a termination of employment of an optionee should occur prior to the time the Units are publicly traded, the Company will have the right to purchase from the employee all Units acquired by exercise of options at a purchase price equal to the fair market value of the Units at the time of termination. The employee will have a corresponding right to sell to the Company all Units acquired upon exercise of option.

BOARD RECOMMENDATION

   The Board of Directors believes it to be in the Company's best interests to adopt the 1999 Royalty Trust Plan in order to be able to provide key employees with additional incentives in the success of the Company in the event that the Company creates another royalty trust. Any options granted under the 1999 Royalty Trust Plan will be granted at the fair market value of the Units on the date of grant. The Company and the participants will share in the enhanced value and income produced from the properties underlying the Units.

   Adoption of the 1999 Royalty Trust Plan requires the affirmative vote of holders of a majority of the shares of Common Stock and Preferred Stock present or represented by proxy and entitled to vote at the Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE CROSS TIMBERS OIL COMPANY 1999 ROYALTY TRUST OPTION PLAN.

OTHER MATTERS

INDEPENDENT AUDITORS

   Cross Timbers retains Arthur Andersen LLP as its principal independent public accountants, as selected by the Board of Directors. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement at the meeting should they desire to do so.

OTHER BUSINESS

   The Board does not know of any business to be presented for consideration at the Annual Meeting other than those matters described in this proxy statement. If any other matters should properly come before the meeting, however, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Fort Worth, Texas, on or before December 19, 2000, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting. On any matter properly presented by a stockholder at the Company's 2001 annual meeting that the stockholder does not seek to have included in the Company's proxy statement, the Board of Directors may exercise discretionary voting authority under proxies solicited by it if the proxy statement discloses the nature of the matter and how the Board of Directors intends to vote. If a stockholder notifies the Company of such a proposal on or before March 3, 2001 and satisfies the other requirements of Rule 14a-4(c)(2) of the Exchange Act, the Board of Directors may not exercise discretionary authority on that proposal. If the Company first receives notice of such a proposal after March 3, 2001, the Board of Directors may exercise discretionary voting authority with respect to that proposal without including any discussion of it in the proxy statement. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ANNUAL REPORT AND FORM 10-K

   Cross Timbers' 1999 Annual Report, including audited financial statements, accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Investor Relations, Cross Timbers Oil Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.

                                          By Order of the Board of Directors,

                                          /s/ VIRGINIA ANDERSON

                                          Virginia Anderson
                                          Secretary
Fort Worth, Texas
April 18, 2000

PROXY

                           Cross Timbers Oil Company
            810 Houston Street, Suite 2000, Fort Worth, Texas 76102

This Proxy is solicited by the Board of Directors of Cross Timbers Oil Company
            for the Annual Meeting of Stockholders on May 16, 2000

The undersigned hereby appoints Bob R. Simpson, Steffen E. Palko and Louis G. Baldwin and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Cross Timbers Oil Company Common Stock and/or Preferred Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 16, 2000 in the Trinity Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for the matters listed herein. As to such other matters that may properly come before the Annual Meeting, this proxy will be voted by the Proxies listed above according to their discretion.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE        Please mark
MATTERS LISTED BELOW.                                           your vote as [X]
                                                                indicated in
                                                                this example

1. Election of Directors
   CLASS I DIRECTOR (Three-Year Term): Steffen E. Palko, J. Luther King, Jr. CLASS III DIRECTOR (Two-Year Term): Herbert D. Simons

VOTE FOR ALL NOMINEES    VOTE WITHHELD
(except as marked-See  as to ALL nominees
    INSTRUCTION)

        [_]                   [_]

INSTRUCTION: To withhold authority to vote for any
             individual nominee, strike through
             the nominee's name above.

2. Approval of the 1999 Royalty Trust Option Plan

      FOR    AGAINST    ABSTAIN

      [_]      [_]        [_]


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SIGNATURE                          SIGNATURE                          DATE
         -------------------------          -------------------------     ------
Please sign EXACTLY as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, sign in corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.